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EXHIBIT 3.21

CERTIFICATE OF INCORPORATION

OF

ROCKWOOD INDUSTRIES. INC.

        The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST:    The name of the corporation (hereinafter called the "Corporation") is ROCKWOOD INDUSTRIES, INC.

          SECOND:    The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD:    The nature of the business and of the purposes to be conducted and promoted by the Corporation, which shall be in addition to the authority of the Corporation to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

            To purchase, receive, take by grant, gift, devise bequest or otherwise; lease or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

            To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use and otherwise employ, sell, lease, exchange, transfer and otherwise dispose of, mortgage, lend, pledge and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

            To engage generally in the real estate business as principal, agent, broker and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, hold, use, sell, convey, exchange, hire, lease, pledge, mortgage and otherwise handle, and deal in and dispose of, as principal, agent, broker and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages and securities as may lawfully be acquired, held or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker and in any lawful capacity, mortgages and other interests in real, personal and mixed properties; to carry on a general construction, contracting, building and realty management business as principal, agent, representative, contractor, subcontractor and in any other lawful capacity.

            To carry on a general mercantile, industrial, investing and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble: install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire and assign contracts in respect of, acquire, receive, grant and assign licensing arrangements, options, franchises and other. rights in respect of, and generally deal in and with, at wholesale and retail, as principal and as sales, business, special or general agent, representative, broker, factor, merchant, distributor, jobber, advisor and in any other lawful capacity, goods, wares, merchandise, commodities and unimproved, improved, finished, processed and other real, personal and mixed property of any and all kinds, together with the components, resultants and by-products thereof.

            To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of; manufacture under and to introduce; sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner, deal with and contract with reference to:

              (a)   inventions, devices, formulae, processes and any improvements and modifications thereof;

              (b)   letters patent, patent rights, patented processes, copyrights, designs and similar rights, trademarks, tradenames, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any estate or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

              (c)   franchises, licenses, grants and concessions.

            To engage in the business of advising others, directly and through publications and writings, as to the value of stocks, bonds, debentures or other evidences of indebtedness and all other securities, investment contracts, business enterprises and other investments, and as to the advisability of investing in, purchasing or selling such securities and other investments; to prepare and issue analyses and reports concerning securities and investments; to conduct researches, investigations and examinations of businesses of every kind and description throughout the world and to gather financial, economic and investment information related to the business of analyzing investments and giving investment advice to others; and in general to engage in the investment advisory business and to do all things incidental to such business.

            To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

            To acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and goodwill of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

            To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

            To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law, the performance of any of the contracts or other undertakings in. which the Corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

            To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time and sell its own securities, including its shares of stock, notes, bonds, debentures and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, as the Board of Directors of the Corporation may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance, of all or any of its property, franchises and income.

            To be a promoter or manager of other corporations of any type or kind: and to participate with others in any corporation, partnership, limited partnership, joint venture or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

            To draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

            To purchase, receive, take, reacquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that this Corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

            To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations, or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

            To conduct its business, promote its purposes, and carry on its operations in any and all of its branches, and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all

    commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments.

            To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient or proper for the conduct, promotion and attainment of any of the business and purposes herein specified, or which at any time may be incidental thereto, or may appear conducive to or expedient for the accomplishment of any of such business and purposes, and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

        The foregoing provisions of this Article THIRD shall be construed both as purposes and powers, and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation: provided, that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote or exercise.

          FOURTH:    The total number of shares of stock which the corporation shall have authority to issue is 100,000, all of which are without par value. All such shares are of one class and are Common Stock.

          FIFTH:    The name and the mailing address of the incorporator are as follows:

Name	Mailing Address
MILTON WARSHAW	555 Fifth Avenue New York, N.Y. 10017

          SIXTH:    the corporation is to have perpetual existence.

          SEVENTH:    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any Court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation, or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution, or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement; and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the ease may be, and also on this Corporation.

          EIGHTH:    For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

            1.     The management of the business and the conduct of the affairs of the Corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the secretary and other principal officers of the Corporation, shall be vested in its Board of Directors. The number of directors which shall constitute the whole board of Directors shall be fixed by, or in the manner provided in, the By-laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

            2.     The original By-laws of the Corporation shall be adopted by the incorporator unless the Certificate of Incorporation shall name the initial Board of Directors therein. Thereafter, the power to make, alter or repeal the By-laws, and to adopt any new By-law, except a By-law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

            3.     Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders, except as the provisions of paragraph (d, 2) of Section 242 of the General Corporation Law, and of Sections 251, 252 and 253 of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

            4.     In lieu of taking any permissive or requisite action by vote at a meeting of stockholders, any such vote and any such meeting may be dispensed with if either all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporation action being taken, or if less than all of the stockholders entitled to vote upon the action at any such meeting shall consent, in writing, to any such corporate action being taken; provided, that any such action taken upon less than the unanimous written consent of all stockholders entitled to vote upon any such action shall be by the written consent of the stockholders holding at least the minimum percentage of the votes required to be cast to authorize any such action under the provisions of the General Corporation Law, or under the provisions of the Certificate of Incorporation or the By-laws, as permitted by the provisions of the General Corporation Law; and, provided, that prompt notice be given to all stockholders entitled to vote on any such action of the taking of such action without a meeting and by less than unanimous written consent.

          NINTH:    No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

            (1)   The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or Committee, in good faith, authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

            (2)   the material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or

            (3)   the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a Committee thereof, or the stockholders.

            (4)   Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a Committee which authorizes the contract or transaction.

          TENTH:    (a) The Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action. or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b)   The Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c)   To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d)   Any indemnification under paragraphs (a) and (b) (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e)   Expenses incurred in defending a civil or criminal action, suit or proceeding, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

          (f)    The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure :o the benefit of the heirs, executors and administrators of such a person.

          (g)   The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

          ELEVENTH:    From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted, subject to the provisions of this Article ELEVENTH.

        Executed at New York, New York, on June 19, 1969.

/s/ MILTON WARSHAW MILTON WARSHAW, Incorporator

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW York	)

        BE IT REMEMBERED that, on June 19, 1969, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came MILTON WARSHAW, the incorporator, who duly executed the foregoing Certificate of Incorporation before me and acknowledged the same to be his act and deed, and that the facts therein stated are true.

        GIVEN under my hand on June 19, 1969.

/s/ MURRAY LAMBERT Notary Public
MURRAY LAMBERT Notary Public, State of New York No. 41-7409500 Qualified in Queens County Cert. filed with N.Y. Co. Clerk Term Expires March 30, 1970

CERTIFICATE OF OWNERSHIP AND MERGER

-of -

ROCKWOOD CORPORATION
(A Connecticut Corporation)

-into -

ROCKWOOD INDUSTRIES, INC.
(A Delaware Corporation)

        IT IS HEREBY CERTIFIED, that:

          1.     ROCKWOOD CORPORATION (hereinafter called the "Corporation") is a corporation of the State of Connecticut.

          2.     The Corporation, as owner of all of the outstanding shares of the stock of ROCKWOOD INDUSTRIES, INC., hereby merges itself into ROCKWOOD INDUSTRIES, INC., a corporation of the State of Delaware, the laws of which and of the State of Connecticut permit such a merger.

          3.     The following is a copy of the resolutions adopted on the 23rd day of June, 1969, by the Board of Directors of the Corporation to merge the Corporation into ROCKWOOD INDUSTRIES, INC.:

      RESOLVED, that this Corporation as sole shareholder of ROCKWOOD INDUSTRIES, INC. be reincorporated in the State of Delaware by merging itself into ROCKWOOD INDUSTRIES, INC., pursuant to the laws of the State of Connecticut and the State of Delaware as hereinafter provided, so that the separate existence of this Corporation shall cease as soon as the merger shall become effective, and thereupon this Corporation and ROCKWOOD INDUSTRIES, INC. will become a single Corporation, which shall continue to exist under, and be governed by, the laws of the State of Delaware.

      RESOLVED, that the terms and conditions of the proposed merger be those set forth in the form of the Agreement of Merger initialled by each director and annexed hereto as a part hereof.

      RESOLVED, that these resolutions to merge be submitted to the said stockholders of this Corporation at a meeting which is hereby called to be held on July 3, 1969, at 3:00 o'clock in the afternoon, at the Pickwick Arms Hotel, Greenwich, Connecticut, upon due notice of the time, place and purpose thereof to be mailed by the Secretary to each holder of the outstanding shares of stock of this Corporation at his address as it appears on the records of this Corporation or pursuant to a written wavier of such notice signed by all of the persons entitled thereto, unless the holders of all of the outstanding shares of stock of this Corporation shall dispense with the holding of a meeting and shall act in writing without a meeting; and, in the event that the holders of at least 66 2/3% of the outstanding shares of stock of this Corporation shall vote for the approval of the merger at a meeting, or, in the event that the holders of all of the outstanding shares of stock of this Corporation shall dispense with a meeting and shall consent in writing signed by them for the approval of the proposed merger, the proposed merger shall be deemed to be approved. (Provided that, notwithstanding the approval of the said stockholders of this Corporation for the proposed merger, the Board of Directors of this Corporation may terminate the proposed merger at any time prior to filing, in that connection, a

      Certificate of Ownership and Merger in the Department of Stock of the State of Delaware.)

      RESOLVED, that in the event the proposed merger shall not be terminated, the proper officers of this Corporation be and they hereby are authorized and directed to make and execute, under the corporate seal of this Corporation, a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge itself into ROCKWOOD INDUSTRIES, INC. and the date of adoption thereof, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the States of Delaware and Connecticut and in any other appropriate jurisdiction, necessary or proper to effect this merger.

          4.     The proposed merger herein certified has been approved by the holders of at least 66 2/3% of all of the outstanding shares of stock of the Corporation at a meeting duly called and held according to the By-Laws of the Corporation and the laws of the State of Connecticut.

        Executed at                        on July , 1969.

/s/ ALLEN JAFFY Allen Jaffy, President of ROCKWOOD CORPORATION
Attest:
/s/ ROBERT ROBBINS Robert Robbins— Secretary of ROCKWOOD CORPORATION

STATE OF	)
COUNTY OF	)	ss.:

        BE IT REMEMBERED that, on July , 1969, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came ALLEN JAFFY, President of ROCKWOOD CORPORATION, who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

        GIVEN under my hand on July 7, 1969,

/s/ WILLIAM M FOREST Notary Public

ANNEX

        AGREEMENT OF MERGER made the 3rd day of July, 1969, between ROCKWOOD INDUSTRIES, INC., a Delaware corporation, hereinafter called the "Delaware Company", and a majority of the directors thereof, and ROCKWOOD CORPORATION, a Connecticut corporation, hereinafter called the "Connecticut Company", and a majority of the directors thereof.

        Whereas the Delaware Company has an authorized capital stock consisting of 100,000 shares of Common Stock, without par value, of which 100 shares have been duly issued and are now outstanding, and

        Whereas the principal office of the Delaware Company in the State of Delaware is located at 229 South State Street, City of Dover and County of Kent; and the name of the registered agent of the Corporation is the Prentice-Hall Corporation System, Inc., upon whom process against the Delaware Company may be served within the State of Delaware, and

        Whereas the Connecticut Company has an authorized capital stock consisting of 100,000 shares of Common Stock, without par value, of which as of July 3, 1969, 60,000 shares were duly issued and outstanding, and 8,450 shares were reserved for issuance upon exercise of various options, and 1,220 shares were reserved for conversion of 5 1/2% Convertible Subordinated Debentures, and

        Whereas, the principal office of the Connecticut company in the State of Connecticut is located at 71 Lewis Street, Town of Greenwich, State of Connecticut, and Robert M. Elliott is the agent in charge thereof upon whom process against the Connecticut Company may be served within the State of Connecticut, and

        Whereas the Boards of Directors of the Delaware Company and of the Connecticut Company, respectively, deem it advisable and generally to the advantage and welfare of the two corporate parties and their respective stockholders that the Connecticut Company merge with the Delaware Company under and pursuant to the provisions of Subchapter IX of the General Corporation Law of Delaware and of Section 33-371 of the Stock Corporation Act of Connecticut.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows;

          1.     MERGER. The Connecticut Company shall be and it hereby is merged into the Delaware Company.

          2.     EFFECTIVE DATE. This Agreement of Merger shall become effective immediately upon compliance with the laws of the States of Delaware and Connecticut, the time of such effectiveness being hereinafter called the "Effective Date".

          3.     SURVIVING CORPORATION. The Delaware company shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware# but the separate corporate existence of the Connecticut Company shall cease forthwith upon the Effective Date.

          4.     AUTHORIZED CAPITAL. The authorized capital stock of the Delaware Company following the Effective Date shall be 100,000 shares of Common stock, without par value, unless and until the same shall be changed in accordance with the laws of the State of Delaware.

          5.     CERTIFICATE OF INCORPORATION. The Certificate of incorporation set forth as Appendix A hereto shall be the Certificate of incorporation of the Delaware Company following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Certificate of Incorporation or herein upon any stockholder or director or officer of the Delaware Company or Upon any other person whosoever are subject to this reserve power. Such Certificate of Incorporation shall constitute the Certificate of Incorporation of the Delaware Company separate and apart from this Agreement of Merger and may be separately certified as the Certificate of Incorporation of the Delaware Company.

          6.     BY-LAWS. The By-laws of the Delaware Company at the effective time of the merger shall be the by-laws of the Surviving Corporation until altered or repealed as provided therein.

          7.     FURTHER ASSURANCE OF TITLE. If at any time the Delaware Company shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the Delaware Company any right, title or interest of the Connecticut Company held immediately prior to the Effective Date, the Connecticut Company and its proper officers and directors shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title or interest in the Delaware Company as shall be necessary to carry out the purposes of this Agreement of Merger, and the Delaware Company and the proper officers and directors thereof are fully authorized to take any and all such action in the name of the Connecticut company or otherwise.

          8.     OUTSTANDING DEBENTURES. Forthwith upon the Effective Date all the presently outstanding 6% Subordinated Debentures, 5 1/2% Subordinated Promissory Notes and 5 1/2% Convertible Subordinated Debentures shall be and become obligations of the Delaware Company in the same manner and to the some extent as the same constituted obligations of the Connecticut Company immediately prior to the Effective Date.

          9.     RETIREMENT Of ORGANIZATION STOCK. Forthwith upon the Effective Date each of the 100 shares of Common Stock of the Delaware Company presently issued and outstanding shall be retired, and no shares of Common Stock or other securities of the Delaware Company shall be issued in respect thereof.

          10.   CONVERSION OF OUTSTANDING STOCK. Forthwith upon the Effective Date each of a the issued and outstanding shares of Common Stock of the Connecticut Company and all rights in respect thereof shall be converted into one full paid and nonassessable share of Common Stock of the Delaware Company, and each certificate nominally representing Shares of Common Stock of the Connecticut Company shall for all purposes be deemed to evidence the ownership of a like number of shares of Common Stock of the Delaware Company. The holders of such certificate shall not be required immediately to surrender the same in exchange for certificates of Common Stock of the Delaware Company but, as certificates nominally representing shares of Common Stock of the Connecticut Company are surrendered for transfer, the Delaware Company will cause to be issued certificates representing shares of Common Stock of the Delaware Company and, at any time upon surrender by any holder of certificates nominally representing shares of Common Stock of the Connecticut Company, the Delaware Company will cause to be issued therefor certificates for a like number of shares of Common Stuck of the Delaware Company.

          11.   OUTSTANDING STOCK OPTIONS. Forthwith upon the Effective Date each outstanding option to purchase shares of Common Stock of the Connecticut Company shall be converted into and become an option to purchase the same number of shares of Common Stock of the Delaware Company, upon the same terms and subject to the same conditions as set forth in such option. The same number of shares of Common Stock of the Delaware Company shall be reserved for issuance upon the exercise of stock options as were so reserved for issuance by the Connecticut Company immediately prior to the Effective Date.

          12.   BOOK ENTRIES. At the Effective Date of the merger, the assets and liabilities of the Connecticut Company and of the Delaware Company shall be entered on the books of the Delaware company at the amounts at which they shall be carried on such date on the respective books of the Connecticut Company and the Delaware Company, subject to such inter-corporate adjustments or elimination, if any, as may be required to give effect to the merger; and, subject to such action as may be taken by the Board of Directors o the Delaware Company, in accordance with generally accepted accounting principles, the capital and surplus of the Delaware Company shall be equal to the capital and surplus of the Connecticut Company and of the Delaware Company.

          13.   RIGHTS AND LIABILITIES OF SURVIVING CORPORATION. At and after the effective time of the merger, the Surviving Corporation shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property real, personal and mixed, of each of the Constituent Corporations, all debts due to either of the Constituent Corporations on whatever account shall be vested in the Surviving Corporation; all claims, demands, property rights, privileges, powers and franchises and every other interest of either of the Constituent Corporations shall be as effectively the property of the surviving corporation as they were of the respective Constituent Corporations; the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger, but shall be vested in the Surviving Corporation; all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such lien at the effective time of the merger; all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it; and the Surviving Corporation shall indemnify and hold harmless the officers and directors of each of the Constituent Corporations against all such debts, liabilities and duties and against all claims and demands arising out of the merger.

          14.   EXPENSES AND RIGHTS OF DISSENTING STOCKHOLDERS. The Surviving Corporation shall pay all expenses of carrying this agreement of Merger into effect and of accomplishing the merger, including amounts, if any, to which dissenting stockholders of the Connecticut Company may be entitled by reason of this merger.

          15.   EFFECTIVE TIME OF MERGER. This Agreement of Merger shall be submitted to the stockholders of each of the Constituent Corporations as provided by law. The merger shall take effect at the time, herein sometimes called the effective time of the merger, of the happening of whichever of the following events happens last:

            (a)   The filing in the office of the Secretary of the State of Connecticut a Certificate of Merger of the Connecticut Company into the Delaware Company with the Delaware Company being the Surviving Corporation, pursuant to section 33-367 of the Connecticut Stock Corporation Act;

            (b)   the filing of this Agreement of Merger in the office of.the Secretary of State of the State of Delaware and the recording of a copy thereof certified by such Secretary of State, pursuant to Section 252 of the General Corporation Law of Delaware.

          16.   DIRECTORS. The names and post office addresses of the first directors of the Delaware Company following the Effective Date, who shall be 6 in number and who shall hold office from the Effective Date until the annual meeting of stockholders of the Delaware Company held in 1969 and until their successors shall be elected and shall qualify, are as follows:

Name	Post Office Address
MARTIN C. ROSS	71 Lewis Street Greenwich, Connecticut
ALLEN JAFFY	71 Lewis Street Greenwich, Connecticut
LEON KATZ	71 Lewis Street Greenwich, Connecticut
DAVID WARSHAW	555 Fifth Avenue New York, New York 10017
PAUL SMITH	339 Main Street Torrington, Conn. 06790
RUDOLPH M. JACOBSON	124 Westover Lane Stamford, Conn. 06902

          17.   OFFICERS. The names and post office addresses of the first officers of the Delaware Company following the Effective Date, who shall be 5 in number and who shall hold office from the Effective Date until their successors shall be appointed and shall qualify or until they shall resign or be removed from office, are as follows:

Name	Offices	Post Office Address
MARTIN C. ROSS	Chairman of the Board	71 Lewis Street Greenwich, Connecticut
ALLEN JAFFY	President	71 Lewis Street Greenwich, Connecticut
LEON KATZ	Executive Vice President	71 Lewis Street Greenwich. Connecticut
SUMNER WYMAN	Vice President	71 Lewis Street Greenwich, Connecticut
ROBERT ROBBINS	Vice President, Secretary and Treasurer	71 Lewis Street Greenwich, Connecticut

          18.   VACANCIES. If, upon the Effective Date, a vacancy shall exist in the Board of Directors or in any of the offices of the Delaware Company as the same are specified above, such vacancy shall thereafter be filled in the manner provided by law and the By-Laws of the Delaware Company.

          19.   IRREVOCABLE APPOINTMENT OF SECRETARY OF STATE OF THE STATE OF CONNECTICUT AS ATTORNEY. The surviving corporation shall irrevocably appoint the Secretary of State of the State of Connecticut as its attorney to accept service in any action, suit, or proceeding for the enforcement of any obligations of the terminating corporation for which it is liable pursuant to the provisions of Subsection (d) of Section 33-371 of the Connecticut Stock Corporation Act, pursuant to the Plan of Merger, or pursuant to the laws covering the surviving corporation. The address to which the Secretary of State shall mail any such service of process is 71 Lewis Street, Greenwich, Connecticut.

          20.   TERMINATION. This Agreement of Merger may be terminated and abandoned by action of the Board of Directors of the Connecticut Company at any time prior to the Effective Date, whether before or after approval by the stockholders of the two corporate parties hereto.

        IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to authority duly granted by the Board of Directors, has caused this Agreement of Merger to be executed by a majority of its Directors and its corporate seal to be hereunder affixed.

ROCKWOOD INDUSTRIES, INC.
	By:	/s/ ALLEN JAFFY
[Corporate Seal]		/s/ MARTIN C. ROSS
/s/ LEON KATZ
/s/ DAVID WARSHAW
(A majority of its Board of Directors)
ROCKWOOD CORPORATION
	By:	/s/ ALLEN JAFFY
[Corporate Seal]		/s/ MARTIN C. ROSS
/s/ LEON KATZ
/s/ DAVID WARSHAW
(A majority of its Board of Directors)

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

-of-

ROCKWOOD INDUSTRIES, INC.

        It is hereby certified that:

        1.     The name of the Corporation (hereinafter called the "Corporation") is ROCKWOOD INDUSTRIES, INC.

        2.     The Certificate of Incorporation of the corporation is hereby amended by striking out Article "FOURTH" thereof and by substituting in lieu of said Article the following new Article:

          "FOURTH: The total number of shares of stock which the corporation shall be authorized to issue is 300,000, all of which are without par value. All such shares are of one class and are common stock."

        3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provision of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

        4.     The capital stock of the Corporation will not be reduced by reason of any amendment herein certified.

Signed at Greenwich, Connecticut on July 14, 1969.

/s/ ALLEN JAFFY Allen Jaffy, President
/s/ ROBERT ROBBINS Robert Robbins, Secretary
STATE OF CONNECTICUT	)
) ss.:
COUNTY OF FAIRFIELD	)

        BE IT REMEMBERED THAT on this 14th day of July, 1969, personally came before me, the undersigned, a Notary Public duly authorized to take acknowledgment of deeds by the laws of the State of Connecticut, the place where the foregoing certificate was executed, ALLEN JAFFY and ROBERT ROBBINS, President and Secretary respectively of ROCKWOOD INDUSTRIES, INC., a corporation of the State of Delaware, the corporation described in the foregoing certificate, known to me personally to be such, and they duly executed said certificate before me and acknowledged the said certificate to be their act and deed and made on behalf of said corporation, and that the facts therein stated are true.

        GIVEN under my hand on July 14, 1969.

/s/ WILLIAM M. FOREST Notary Public

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

-of-

ROCKWOOD INDUSTRIES, INC.

        It is hereby certified that:

        1.     The name of the Corporation (hereinafter called the "Corporation") is ROCKWOOD INDUSTRIES, INC.

        2.     The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

          "FOURTH: The total number of shares of stock which the Corporation shall be authorized to issue is 3,000,000, all of which are without par value. All such shares are of one class and are common stock."

        3.     Each of the presently issued and outstanding shares of capital stock of the Corporation is re-classified at the rate of 10 shares for each one share previously issued and outstanding.

        4.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

        5.     The capital stock of the Corporation will not be reduced by reason of any amendment herein certified.

Signed at Greenwich, Connecticut on October 7, 1969.

/s/ ALLEN JAFFY Allen Jaffy, President
/s/ ROBERT ROBBINS Robert Robbins, Secretary
STATE OF CONNECTICUT	)
) ss.:
COUNTY OF FAIRFIELD	)

        BE IT REMEMBERED THAT on this 7th day of October, 1969, personally came before me, the undersigned, a Notary Public duly authorized to take acknowledgment of deeds by the laws of the State of Connecticut, the place where the foregoing certificate was executed, ALLEN JAFFY and ROBERT ROBBINS, President and Secretary respectively of ROCKWOOD INDUSTRIES, INC., a corporation of the State of Delaware, the corporation described in the foregoing certificate, known to me personally to be such, and they duly executed said certificate before me and acknowledged the said certificate to be their act and deed and made on behalf of said corporation, and that the facts therein stated are true.

        GIVEN under my hand on October 7, 1969.

/s/ WILLIAM M. FOREST Notary Public

CERTIFICATE OF AMENDMENT

-of-

CERTIFICATE OF INCORPORATION

-of-

ROCKWOOD INDUSTRIES, INC.

        ROCKWOOD INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of Rockwood Industries, Inc. held on September 15, 1970 the following resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and called for consideration thereof at the next meeting of the shareholders of said Corporation. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of the Company as heretofore amended be and the same hereby is further amended so that the 3,000,00 share of common stock without par value which the Corporation is presently authorized to issue be changed into 3,000,000 shares of common stock with a par value of Ten ($.10) cents each, on the basis that each previously authorized share of common stock without par value, whether issued or unissued, shall be changed and converted into one share of common stock with a par value of Ten ($.10) cents each, and that said amendment be effectuated by striking out in its entirety the language contained in Article FOURTH of the Certificate of Incorporation and by inserting in lieu thereof the following:

            "FOURTH: The total number of shares of stock which the corporation is authorized to issue is Three Million (3,000,000) shares. All such shares are to be classified as Common Stock and each of the par value of Ten ($.10) cents.

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, at the annual meeting of shareholders of said corporation having been duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said Rockwood Industries, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Allen Jaffy, its President, and attested by Robert Robbins, its Secretary, this 24th day of September, 1970.

ROCKWOOD INDUSTRIES, INC.
		By:	/s/ ALLEN JAFFY Allen Jaffy, President
(CORPORATE SEAL)
ATTEST:
By:	/s/ ROBERT ROBBINS Robert Robbins, Secretary

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

        Be it remembered that on this 24th day of September, 1970, personally came before me, a Notary Public in and for the County and State aforesaid, Allen Jaffy, President of Rockwood Industries, Inc., a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed of said certificate and attested by the Secretary of said corporation is a common or corporate seal of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ ELLEN QUINN Notary Public

CERTIFICATE OF OWNERSHIP, MERGER
AND NAME CHANGE
******
MERGING
MAPICO, INC.
INTO
ROCKWOOD INDUSTRIES, INC.
AND CHANGING NAME TO
LAPORTE PIGMENTS, INC.
******

        ROCKWOOD INDUSTRIES, INC., a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

        FIRST:    That this corporation was incorporated on the 20th day of June, 1969, pursuant to the General Corporation Law of the State of Delaware.

        SECOND:    That Mapico, Inc. was incorporated on the 28th day of February, 1995, pursuant to the General Corporation Law of the State of Delaware and by virtue of the Merger and without any action on the part of Mapico, Inc. or the holders of each share of common stock of Mapico, Inc. issued and outstanding immediately prior to the Effective Date and Time shall be cancelled and retired and no payment shall be made with respect thereto;

        THIRD:    That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 23rd day of December, 1998, determined to and did merge into itself Mapico, Inc.

        RESOLVED, that Rockwood Industries, Inc. merge, and it hereby does merge into itself Mapico, Inc. and assume all its obligations; and

        FURTHER RESOLVED, that the merger shall become effective January 1, 1999 at 12:01 a.m.; and

        FURTHER RESOLVED, that the terms and conditions of the merger a e as outlined in the Plan of Merger attached hereto Exhibit A; and

        FURTHER RESOLVED, that the proper officer of this corporation be and hereby is directed to make and execute a Certificate of Ownership, Merger and Name Change setting forth a copy of the resolutions to merge said Mapico, Inc. and assume its liabilities and obligations and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger;

        FURTHER RESOLVED, that effective January 1, 1999 at 12:01 a.m. this corporation change its name by changing Article FIRST of the Certificate of Incorporation of this corporation to read as follows: FIRST. The name of the corporation is Laporte Pigments, Inc.

        IN WITNESS WHEREOF, said Rockwood Industries, Inc. has caused this Certificate to be signed by Thomas J. Riordan, its Vice President, this 23rd day of December, 1998.

ROCKWOOD INDUSTRIES, INC.
By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan, Vice President

EXHIBIT A

PLAN OF OWNERSHIP, MERGER AND NAME CHANGE

        Plan of Ownership, Merger and Name Change (the "Plan") of Mapico, Inc., a Delaware corporation ("Mapico"), with and into Rockwood Industries, Inc., a Delaware corporation ("Rockwood"), and name change to Laporte Pigments, Inc.

        The following summarizes the basic terms and conditions of the merger between the aforesaid parties and coinciding name change:

ARTICLE 1
MERGER OF MAPICO WITH AND INTO ROCKWOOD

1.1
The Merger. At the Effective Time (as hereinafter defined), subject to the terms and conditions of this Plan and pursuant to the provisions of the General Corporation Law of Delaware, Mapico shall be merged with and into Rockwood (the "Merger"), the separate existence of Mapico (except as may be continued by operation of law) shall cease, and Rockwood shall continue as the surviving corporation. The Merger shall have the effects set forth herein and the effects set forth in the General Corporation Law of Delaware.

1.2
Effective Date and Time of Merger. The Certificate of Ownership, Merger and Name Change shall provide that the Merger shall be effective January 1, 1999 at 12:01 a.m. (the "Effective Date and Time").

ARTICLE 2
CANCELLATION OF SHARES

2.1
Cancellation of Shares. At the Effective Date and Time, by virtue of the Merger and without any action on the part of Mapico or the holders of each share of common stock of Mapico issued and outstanding immediately prior to the Effective Date and Time shall be cancelled and retired and no payment shall be made with respect thereto.

ARTICLE 3
NAME CHANGE OF SURVIVING CORPORATION

3.1
Name Change. At the Effective Date and Time, the name of the surviving corporation shall be changed to Laporte Pigments, Inc.

ARTICLE 4
SHAREHOLDER & BOARD OF DIRECTORS

4.1
The foregoing Plan of Ownership, Merger and Name Change was duly adopted by the Sole Shareholder and the Board of Directors of each respective corporation on the 21st day of December, 1998.

CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF INCORPORATION
of
ROCKWOOD INDUSTRIES, INC.

        ROCKWOOD INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of Rockwood Industries, Inc., by unanimous written consent in lieu of a meeting, duly adopted the following resolutions setting forth proposed amendments to the Certificate of incorporation of said corporation, declaring said amendments to be advisable and calling for consideration thereof by the sole stockholder of said corporation. The resolutions setting forth the proposed amendments are as follows:

          "RESOLVED, that the Certificate of Incorporation of this corporation (as heretofore amended) be and the same hereby is further amended so that the 3,000,000 shares of common stock with a par value of ten cents ($.10) each, which this corporation is presently authorized to issue, be changed into 1,000 shares of common stock with a par value of ten cents ($.10) each, and that said amendment be effectuated by deleting in its entirety the language contained in Article FOURTH of the Certificate of Incorporation and by inserting in lieu thereof the following:

          "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares. Such shares are to be classified as common stock and shall have a par value of ten cents ($.10) per share."'

          "FURTHER RESOLVED, that the Certificate of Incorporation of this corporation (as heretofore amended) be and the same hereby is further amended by deleting in its entirety the language contained in Article TENTH of the Certificate of Incorporation and by inserting in lieu thereof the following:

          "TENTH: 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended subsequent to the date hereof to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        2.    Indemnification and Insurance.

          (a)    Right to Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights then said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors end administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final dispositions; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (b)    Right of Claimant to Bring Suit.    If a claim under paragraph (a) of this section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has not the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c)    Non-Exclusivity of Rights.    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          (d)    Insurance.    The Corporation may at its option maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware."'

        SECOND: That thereafter, pursuant to resolutions of the Board of Directors, said amendments were duly adopted and approved by the sole stockholder of Rockwood Industries, Inc. by written consent in lieu of a meeting.

        THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Rockwood Industries, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by its Executive Vice President, and attested by its Asst Secretary, this 9th day of September, 1988.

ROCKWOOD INDUSTRIES, INC.
(CORPORATE SEAL)
		By:	/s/ RONALD L. RAPAPORT Executive Vice President
ATTEST:
By:	/s/ BARBARA M. WEST Asst Secretary

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING ROCKWOOD ACQUISITION CORP.
INTO ROCKWOOD INDUSTRIES, INC.

        Rockwood Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That this Corporation was incorporated on the 11th day of May, 1988, pursuant to the General Corporation Law of the State of Delaware.

        SECOND: That this corporation owns at least ninety percent (90%) of the outstanding shares of the Common Stock, $.10 par value, of Rockwood Industries, Inc., a corporation incorporated pursuant to the General Corporation Law of the State of Delaware, and having no class of stock outstanding other than said Common Stock.

        THIRD: That this Corporation, by the following resolutions of its board of Directors, duly adopted by the written consent of the sole member thereof, pursuant to Section 141(f) of the Delaware General Corporation Law on June 23, 1988, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware does, merge itself into said Rockwood Industries, Inc.

        WHEREAS, this corporation is the legal and beneficial owner of at least ninety percent (90%) of the outstanding shares of Common Stock, $.10 par value ("Rockwood Stock"), of Rockwood Industries, Inc.; and

        WHEREAS, said Rockwood Stock is the only issued and outstanding class of stock of Rockwood Industries, Inc.; and

        WHEREAS, this Corporation desires to merge itself into Rockwood Industries, Inc. pursuant to the provisions of Section 253 of the Delaware General Corporation Law;

        NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of Delaware this Corporation merge, and it hereby does merge, itself into Rockwood Industries, Inc., which will assume all of the obligations of the corporation; and

        RESOLVED, that the terms and conditions of the merger are as follows: Upon the proposed merger becoming effective, each outstanding share of Rockwood Stock held of record by stockholders other than this Corporation shall cease to be outstanding, and such stockholders of record shall be entitled to receive from Rockwood Industries, Inc., as the surviving corporation in the merger, the sum of $42.00 in cash for each such share upon surrender to Rockwood Industries, Inc. of their certificates formerly representing ownership of Rockwood Stock, each outstanding share of Rockwood Stock owned of record by this Corporation shall cease to be outstanding, without any payment being made in respect thereof; and each share of Common Stock of this corporation shall be converted into one share of Common Stock, $.10 par value, of Rockwood Industries, Inc., certificates for which shall be issued to the sole stockholder of this Corporation upon surrender to Rockwood Industries, Inc. of such stockholder's certificate formerly representing such shares of Common Stock of this Corporation; and

        RESOLVED, that the proposed merger be submitted to the sole stockholder of this Corporation and that upon receiving the unanimous written consent of such stockholder the proposed merger shall be approved; and

        RESOLVED, that Rockwood Industries, Inc., as the surviving corporation in the merger, shall notify each stockholder of record of Rockwood Industries, Inc. within ten days after the effective date of the merger that the merger has become effective; and

        RESOLVED, that the President or any Vice President of this corporation be and each hereby is authorized to make and execute, and the Secretary or any Assistant Secretary be and each hereby is authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions providing for the merger of this Corporation into Rockwood Industries, Inc., and the date of adoption hereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect said merger.

        FOURTH: That the merger has been approved by the sole holder of outstanding stock of this Corporation entitled to vote by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, said Rockwood Acquisition Corp. has caused this Certificate to be signed by John R. Lowden, its President, and attested by Morris X. Withers, its Assistant Secretary, this 23rd day of June, 1988.

ROCKWOOD ACQUISITION CORP.
		By	/s/ JOHN R. LOWDEN John R. Lowden, President
ATTEST:
By	/s/ MORRIS K. WITHERS Morris K. Withers Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
LAPORTE PIGMENTS. INC.

        Laporte Pigments, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of Laporte Pigments, Inc. be amended by changing Article First thereof so that, as amended, said Article shall be and read as follows:

            The name of the corporation is Rockwood Pigments NA, Inc.

        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 22.8 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Laporte Pigments, Inc. has caused this certificate to be signed by Donna M. Abrurizo, its Assistant Secretary, this 22nd day of December, 2000.

LAPORTE PIGMENTS, INC.
By	/s/ DONNA M. ABRURIZO Donna M. Abrurizo, Assistant Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

        ROCKWOOD INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent.

        The board of Directors of ROCKWOOD INDUSTRIES, INC. adopted the following resolution on the 14th day of December 1992.

          Resolved, that the registered office of ROCKWOOD INDUSTRIES, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent or this corporation at the address of its registered office.

        IN WITNESS WHEREOF, ROCKWOOD INDUSTRIES, INC. has caused this statement to be signed by Thomas J. Riordan, its Vice President and attested by Mary E. Willard its Asst. Secretary this 14th day of December, 1992.

		By	/s/ THOMAS J. RIORDAN Thomas J. Riordan, Vice President
ATTEST:
By	/s/ THOMAS J. RIORDAN Mary E. Willard, Assistant Secretary

CERTIFICATE

FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

        Rockwood Industries, Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 20th day of June, 1969 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

  1.
  The name of the corporation is Rockwood Industries, Inc.

  2.
  Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

  3.
  The date when revival of the Certificate of Incorporation of this corporation is to commence is the 28th day of February, 1994, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

  4.
  This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 1994, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate of Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

        IN WITNESS WHEREOF, said Rockwood Industries, Inc., in compliance with Section 312 of Title 8 of the Delaware Code, has caused this Certificate to be signed by Thomas J. Riordan, its last and acting Vice President and attested by Mary E. Willard, its last and acting Assistant Secretary, this 11th day of May, 1994.

ROCKWOOD INDUSTRIES, INC.
		By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan Vice President
ATTEST:
By:	/s/ MARY E. WILLARD Mary E. Willard Assistant Secretary

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
ROCKWOOD HOLDINGS, INC.
INTO
ROCKWOOD INDUSTRIES, INC.

        ROCKWOOD HOLDINGS. INC., a corporation organized and existing under the laws of Delaware,

        DOES HEREBY CERTIFY:

        FIRST:    That this corporation was incorporated on the 10th day of May, 1988, pursuant to the General Corporation Laws of the State of Delaware.

        SECOND:    That this corporation owns all of the outstanding shares of the stock of Rockwood Industries, Inc., a corporation incorporated on the 20th day of June, 1969, pursuant to the General Corporation Laws of the State of Delaware.

        THIRD:    That the directors of Rockwood Holdings, Inc. by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 19th day of December, 1994, determined to merge itself into said Rockwood industries, Inc.

        RESOLVED, that Rockwood Holdings, Inc. merge, and it hereby does merge itself into said Rockwood Industries, Inc. which assumes all of the obligations of Rockwood Holdings, Inc.

        FURTHER RESOLVED, that the merger shall become effective on December 31, 1994 at 11:54 p.m. (the "Effective Date and Time").

        FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

          Surrender, Exchange and Cancellation of Shares. The 100,000 issued and outstanding shares of common stock of the merging parent, Rockwood Holdings, Inc., are held by a sole corporate shareholder, Laporte Inc.

          At the Effective Date and Time of the Merger, Laporte Inc. shall surrender its 100,000 shares of Rockwood Holdings, Inc. to the surviving subsidiary, Rockwood Industries, Inc., and Laporte Inc. shall be entitled upon such surrender to receive 100,000 newly issued shares of common stock in the surviving corporation, Rockwood Industries, Inc. Until so surrendered, the outstanding shares of stock of the merging parent, Rockwood Holdings, Inc., held by Laporte Inc. may be treated by Laporte Inc. for all corporate purposes as evidencing the ownership of shares of the surviving corporation, Rockwood Industries, Inc., as though said surrender and exchange had taken place.

          The 1,000 issued and outstanding shares of Rockwood Industries, Inc. held by Rockwood Holdings, Inc. shall be surrendered by Rockwood Holdings, Inc. to Rockwood Industries, Inc. and cancelled.

        FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into said Rockwood Industries, Inc., and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

        FOURTH:    That the merger was approved by the sole stockholder of the outstanding stock of Rockwood Holdings, Inc. by unanimous written consent on December 19, 1994.

        IN WITNESS WHEREOF, said Rockwood Holdings, Inc. has caused this Certificate to be signed by Thomas J. Riordan, its Vice President, this 19th day of December, 1994.

ROCKWOOD HOLDINGS, INC.
By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan Vice President

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
FRANK D. DAVIS COMPANY
AND
MINERAL PIGMENTS CORPORATION
INTO
ROCKWOOD INDUSTRIES, INC.
******

        ROCKWOOD INDUSTRIES, INC., a corporation organized and existing under the laws of Delaware,

        DOES HEREBY CERTIFY:

        FIRST:    That this corporation was incorporated on the 20th day of June, 1969, pursuant to the General Corporation Laws of the State of Delaware.

        SECOND:    That this corporation owns all of the outstanding shares of the stock of Frank D. Davis Company, a corporation incorporated on the 16th day of October, 1952, pursuant to the General Corporation Law of the State of California.

        THIRD:    That this corporation owns all of the outstanding shares of each class of the stock of Mineral Figments Corporation, a corporation incorporated on the 17th day of September, 1938, pursuant to the General Corporation Law of the State of Maryland.

        FOURTH:    That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 19th day of December, 1994, determined to and did merge into itself said Frank D. Davis Company and Mineral Pigments Corporation:

        RESOLVED, that Rockwood Industries, Inc. merge, and it hereby does merge into itself said Frank D. Davis Company and Mineral Pigments Corporation and assumes all their obligations; and

        FURTHER RESOLVED, that the merger shall become effective on December 31, 1994 at 11:59 p.m.

        FURTHER RESOLVED, that the terms and conditions of the merger are as outlined in the Plan of Merger attached hereto as Exhibit A.

        FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Frank D. Davis Company and Mineral Pigments Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

        IN WITNESS WHEREOF, said Rockwood Industries, Inc. has caused this Certificate to be signed by Thomas J. Riordan, its Vice President, this 19th day of December, 1994.

ROCKWOOD INDUSTRIES, INC.
By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan Vice President

EXHIBIT A

PLAN OF OWNERSHIP AND MERGER

        Plan of Ownership and Merger (the "Plan") of Frank D. Davis Company ("DAVIS"), a California corporation, and Mineral Pigments Corporation ("MINERAL"), a Maryland corporation, with and into their parent corporation, Rockwood Industries, Inc. ("ROCKWOOD"). a Delaware corporation.

        The following summarizes the basic terms and conditions of the merger between the aforesaid parties:

ARTICLE 1
MERGER OF DAVIS AND MINERAL WITH AND INTO ROCKWOOD

        1.1    The Merger.    At the Effective Time (as hereinafter defined), subject to the terms and conditions of this Plan and pursuant to the provisions of the General Corporation Law of Delaware, DAVIS and MINERAL shall be merged with and into their parent corporation, ROCKWOOD (the "Merger"), the separate existence of DAVIS and MINERAL (except as may be continued by operation of law) shall cease, and ROCKWOOD shall continue as the surviving corporation. The Merger shall have the effects set forth herein and the effects set forth in the General Corporation Law of Delaware.

        1.2    Effective Date and Time of Merger.    The Certificate of Ownership and Merger shall provide that the Merger shall be effective December 31, 1994 at 11:59 p.m. (the "Effective Date and Time").

ARTICLE 2
CANCELLATION OF SHARES

        2.1    Cancellation of Shares.    At the Effective Date and Time, by virtue of the Merger and without any action on the part of DAVIS or MINERAL or the holders of each share of (i) no par value common stock of DAVIS or (ii) $20.00 par value common stock of MINERAL issued and outstanding immediately prior to the Effective Date and Time shall be cancelled and retired and no payment shall be made with respect thereto.

ARTICLE 3
SHAREHOLDER & BOARD OF DIRECTORS CONSENT

          3.1   The foregoing Plan of Ownership and Merger was duly adopted by the Shareholders and the Boards of Directors of each respective corporation on the 19th day of December, 1994.

CERTIFICATE OF CORRECTION
FILED TO CORRECT A CERTAIN ERROR IN THE
CERTIFICATE OF OWNERSHIP AND MERGER MERGING
ROCKWOOD HOLDINGS, INC. INTO ROCKWOOD INDUSTRIES, INC.
FILED IN THE OFFICE OF
THE SECRETARY OF STATE OF DELAWARE
ON DECEMBER 21, 1994.

        ROCKWOOD INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        1.     The name of the corporation is Rockwood Industries, Inc.

        2.     That a Certificate of Ownership and Merger Merging Rockwood Holdings, Inc. into Rockwood Industries, Inc. was filed by the Secretary of State of Delaware on December 21. 1994 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

        3      The inaccuracy or defect of said Certificate to be corrected is as follows:

          When Rockwood Holdings, Inc. was merged with and into Rockwood Industries, Inc. pursuant to the Certificate of Ownership and Merger Merging Rockwood Holdings, Inc. into Rockwood Industries, Inc. filed with the Secretary of State of Delaware on December 21,1994 (the "Certificate"), the Certificate stated that the 100,000 issued and outstanding shares of common stock of the merging parent, Rockwood Holdings, Inc. were to be surrendered by the company's sole shareholder, Laporte Inc. Upon surrender of said 100,000 shares of common stock of Rockwood Holdings, Inc., Laporte Inc. was to receive 100,000 newly issued shares of common stock in the surviving corporation, Rockwood Industries, Inc.

          Pursuant to the Certificate of Amendment of Certificate of Incorporation of Rockwood Industries, Inc. filed with the Secretary of State of Delaware on September 16, 1988, Rockwood Industries, Inc. is authorized to issue only 1,000 shares of common stock. Therefore, Rockwood Industries, Inc. did not have 100,000 shares of common stock to issue to Laporte Inc. upon Laporte Inc.'s surrender of its Rockwood Holdings, Inc. stock.

        4.     Article Third of the Certificate is corrected to read as follows:

          "THIRD: That the directors of Rockwood Holdings, Inc. by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 19th day of December, 1994, determined to merge itself into said Rockwood Industries, Inc.;

          RESOLVED, that Rockwood Holdings, Inc. merge, and it hereby does merge itself into said Rockwood Industries, Inc. which assumes all of the obligations of Rockwood Holdings, Inc.

          FURTHER RESOLVED, that the merger shall become effective on December 31, 1994 at 11:54 p.m. (the "Effective Date and Time").

          FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

          Surrender, Exchange and Cancellation of Shares. The 100,000 issued and outstanding shares of common stock of the merging parent, Rockwood Holdings, Inc., are held by a sole corporate shareholder, Laporte Inc.

          At the Effective Date and Time of the Merger, Laporte Inc. shall surrender its 100,000 shares of Rockwood Holdings, Inc., which represents all of the issued and outstanding shares of Rockwood Holdings, Inc., to the surviving subsidiary, Rockwood Industries, Inc., and Laporte Inc. shall be entitled upon such surrender to receive 1,000 newly issued shares of common stock in the surviving corporation, Rockwood Industries. Inc., said 1,000 shares representing all of the issued and outstanding shares of Rockwood industries, Inc. Until so surrendered, the outstanding shares of stock of the merging parent, Rockwood Holdings, Inc., held by Laporte Inc. may be treated by Laporte Inc. for all corporate purposes as evidencing the ownership of shares of the surviving corporation, Rockwood Industries, Inc., as though said surrender and exchange had taken place.

          The 1,000 issued and outstanding shares of Rockwood Industries, Inc. held by Rockwood Holdings, Inc. shall be surrendered by Rockwood Holdings, Inc. to Rockwood Industries. Inc. and cancelled.

          FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into said Rockwood Industries. Inc., and the date of adoption thereof, and to cause the same to be tiled with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

        IN WITNESS WHEREOF, said Rockwood Industries, Inc. has caused this Certificate to be signed by Mary E. Willard, its Assistant Secretary this 24th day of April, 1995.

ROCKWOOD INDUSTRIES, INC.
By:	/s/ MARY E. WILLARD Mary E. Willard Assistant Secretary

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  EXHIBIT 3.21